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PROXY STATEMENT TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Michaels Stores, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063

May 6, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Michaels Stores, Inc. to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas on Thursday, June 20, 2002, at 10:30 a.m., central daylight savings time.

        The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, stockholders will consider and vote upon the election of six members to the Board of Directors.

        Certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

        We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy.

                      Sincerely,

                      CHARLES J. WYLY, JR.
                       Chairman of the Board

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 20, 2002

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Michaels Stores, Inc. will be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas on Thursday, June 20, 2002, at 10:30 a.m., central daylight savings time, for the following purposes:

  (1)
  To elect six members to our Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

  (2)
  To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

        The close of business on April 26, 2002 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours at our offices at 8000 Bent Branch Drive, Irving, Texas 75063.

        We urge stockholders to complete, date, sign and return the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States.

                      By Order of the Board of Directors,

                      MARK V. BEASLEY
                       Secretary

Irving, Texas
May 6, 2002

PROXY STATEMENT
TABLE OF CONTENTS

i

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 20, 2002

GENERAL QUESTIONS AND ANSWERS

Q:
When is the Proxy Statement being mailed?

A:
This Proxy Statement is first being mailed on or about May 6, 2002 to our stockholders by our Board of Directors to solicit proxies for use at the Annual Meeting.

Q:
When is the Annual Meeting and where will it be held?

A:
The Annual Meeting will be held on Thursday, June 20, 2002, at 10:30 a.m., central daylight savings time, at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas.

Q:
Who may attend the Annual Meeting?

A:
All of our stockholders may attend the Annual Meeting.

Q:
Who is entitled to vote?

A:
Stockholders as of the close of business on April 26, 2002 are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:
On what am I voting?

A:
You will be voting on:

•
The election of six members to our Board of Directors to serve until the next annual meeting of stockholders; and

•
Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q:
How do I vote?

A:
You may vote by either attending the Annual Meeting or signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card.

        All shares represented by valid proxies, unless the stockholder otherwise specifies, will be voted:

  •
  "FOR" the election of each of the persons identified in "Proposal For Election of Directors" as nominees for election as directors; and

  •
  At the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting.

  If you properly specify how your proxy is to be voted, your proxy will be voted accordingly. If you sign and send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote for each of the nominees for election as directors.

Q:
If I abstain from voting or withhold authority to vote for any director nominee, will my shares be counted in the vote?

A:
If you abstain from voting or elect to withhold authority to vote for any director nominee, your shares will not be counted in the vote for that nominee.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker has limited discretion to vote street name shares without your instructions. For example, your broker could vote your shares without your instructions on the proposal for election of directors. To be sure your shares are voted, you should instruct your broker to vote your shares using the instructions provided by your broker. If you do not instruct your broker on how to vote your shares, your shares may not be counted in the vote on the proposal for election of directors.

Q:
Can I change my vote after I mail my proxy?

A:
Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy by:

•
delivering, no later than 5:00 p.m., central daylight savings time, on June 19, 2002, written notice of revocation to Computershare Investor Services, L.L.C., 1601 Elm Street, Suite 4340, Dallas, Texas 75201; or

•
attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Annual Meeting.

  If you instruct a broker to vote your shares, you must follow your broker's directions for changing those instructions.

Q:
What does it mean if I receive more than one proxy card?

A:
If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all your shares are voted.

Q:
Who will count the vote?

A:
Representatives of Computershare Investor Services, L.L.C., our transfer agent, will tabulate the votes and act as inspectors of election.

Q:
What constitutes a quorum?

A:
As of April 26, 2002, the record date, 66,279,212 shares of our common stock were issued and outstanding. A majority of the issued and outstanding shares, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then your shares will be counted as part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will be excluded from any vote.

Q:
What is the required vote for election of each director?

A:
The required vote for election of each director is a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.

Q:
How much did this proxy solicitation cost?

A:
We have hired Morrow & Co., Inc. to assist us in the distribution of proxy materials and solicitation of votes at a cost of approximately $7,500, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services.

PROPOSAL FOR
ELECTION OF DIRECTORS

        Our Board of Directors has six members, a majority of whom are independent directors. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until the earlier of his or her resignation, death or removal. In order to be elected as a director, a nominee must receive a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.

        The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote the proxy for a substitute nominee or nominees. Proxies cannot be voted for more than six nominees. Set forth below is information as to the nominees for election at the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other publicly-held companies.

Name	Age	Position
Charles J. Wyly, Jr.	68	Chairman of the Board of Directors
Sam Wyly	67	Vice Chairman of the Board of Directors
Richard E. Hanlon(1)	54	Director
Richard C. Marcus(1)	63	Director
Liz Minyard	48	Director
Elizabeth A. VanStory(1)	39	Director

(1)
Member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

        Mr. Charles J. Wyly, Jr. became a director in 1984. He served as Vice Chairman of the Board from 1985 until 2001 when he became Chairman of the Board. He co-founded Sterling Software, Inc., a worldwide supplier of software products, in 1981 and, until its acquisition in 2000 by another company, had served as a director and since 1984 as Vice Chairman of the Board. Mr. Wyly served as a director of Sterling Commerce, Inc., a worldwide provider of electronic commerce software and services, from December 1995 until its acquisition in 2000 by another company. Mr. Wyly was a director of Scottish Annuity & Life Holdings, Ltd., a variable life insurance and reinsurance company, from October 1998 until November 2000. Mr. Wyly served from 1964 to 1975 as an officer and director, including serving as President from 1969 to 1973, of University Computing Company. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board of that company from 1968 to 1980. He was also a founding partner of Maverick Capital, Ltd., a manager of equity hedge funds.

        Mr. Sam Wyly has served as Vice Chairman of the Board of Michaels since July 2001 and a director of Michaels since 1984. He served as Chairman of the Board from 1984 until July 2001. Mr. Wyly is an entrepreneur who has created and managed several public and private companies. He is the general partner of Ranger Capital, Ltd., a Dallas-based hedge fund management company. He founded Maverick Capital, Ltd., another hedge fund manager, in 1990. Mr. Wyly is also a director of Green Mountain Energy Company, a clean energy provider. He founded University Computing Company, which became one of the first computer utility networks and one of the first software product companies. He was a founder and, until its acquisition in 2000 by another company, was Chairman and a director of Sterling Software, Inc. He also was Chairman of the Executive Committee and a director of Sterling Commerce, Inc., until its acquisition in 2000 by another company, and was Chairman and a director of Scottish Annuity & Life Holdings, Ltd. from October 1998 until June 2000.

        Mr. Hanlon became a director of Michaels in April 1990. He has been Senior Vice President—Investor Relations of AOL Time Warner, Inc., a media and communications company, since its inception in January 2001. From February 1995 until its inception as AOL Time Warner, Inc. in January 2001, he held various executive positions at America Online, Inc., a leading provider of Internet online services. From March 1993 until February 1995, Mr. Hanlon was President of Hanlon & Co., a consulting firm, and from 1988 until 1993 was Vice President—Corporate Communications and Secretary of LEGENT Corporation.

        Mr. Marcus became a director of Michaels in July 1999. He currently serves as a management consultant to various organizations and, since January 1997, has served as Senior Advisor to Peter J. Solomon Company, an investment banking company. From December 1994 through December 1995, Mr. Marcus served as Chief Executive Officer of Plaid Clothing Group, a manufacturer of men's tailored clothing. He is currently on the boards of directors of Zale Corporation, Lands' End, Inc., Fashionmall.com and GiftCertificates.com. Prior to these activities, Mr. Marcus was with Neiman Marcus for 27 years and served as Chairman and Chief Executive Officer from 1979 through 1988.

        Ms. Minyard became a director of Michaels in March 2002. Since 1988, Ms. Minyard has served as Co-Chairman of the Board and, since 1998, as Co-Chief Executive Officer of Minyard Food Stores, Inc., a grocery retailer. She is currently an advisory director to TXU Corp.

        Ms. VanStory became a director of Michaels in July 1999. Since January 2001, Ms. VanStory has been President of Thinkout, a consulting firm. From June 1999 until October 2000, she served as President of iMotors.com. From 1997 to June 1999, Ms. VanStory was Vice President of OfficeDepot.com, an office products retailer and a division of Office Depot, Inc. From 1995 to 1997, she served as Vice President and General Manager of New Media for The Weather Channel. Ms. VanStory began her career in interactive media as Director of Marketing for Bell Atlantic Video Services, where she served from 1992 to 1995. From 1988 to 1992, she held several marketing positions with MCI Telecommunications Corporation. Ms. VanStory was previously a director of shop.org, an online retailing association.

BOARD MEETINGS AND COMMITTEES

        During fiscal year 2001, our Board held seven meetings and acted by unanimous consent six times. In addition to meetings of the full Board, directors attended meetings of Board committees. All incumbent directors attended 100% of all Board meetings and 100% of all applicable committee meetings.

        During fiscal year 2001, our Board had the following active standing committees:

  •
  The Audit Committee reviews the professional services and independence of our independent auditors and our accounts, procedures and internal controls. The Audit Committee (i) recommends to the Board for appointment the firm selected to be independent auditors for Michaels and monitors the performance of such firm, (ii) reviews and approves the scope of the annual audit, (iii) reviews and evaluates with management and the independent auditors our interim financial statements and our annual audit and annual consolidated financial statements, (iv) reviews with management the status of internal accounting controls and (v) evaluates problem areas having a potential financial impact on Michaels that may be brought to its attention by management, the independent auditors or the Board. Committee members are Richard C. Marcus (Chairman), Richard E. Hanlon and Elizabeth A. VanStory, all of whom are independent directors as defined by Sections 303.01(B)(2) and (3) of the listing standards of the New York Stock Exchange. During fiscal year 2001, the Audit Committee met four times.

  •
  The Compensation Committee reviews and approves all forms of compensation for officers and key employees of Michaels, including salaries, bonuses and option grants. Since October 5, 2001, the Compensation Committee has acted as the committee of the Board that administers the 1997 Stock Option Plan, the 2001 Employee Stock Option Plan and the 2001 General Stock Option Plan and has the power to grant options and determine the number of shares to be covered by each option under each of the plans. Additionally, with respect to the 1997 Stock Option Plan, the Compensation Committee determines when options will be exercisable under that plan. Committee members are Richard E. Hanlon (Chairman), Richard C. Marcus and Elizabeth A. VanStory. During fiscal year 2001, the Compensation Committee met once and acted by unanimous consent six times. During fiscal year 2001, prior to the assumption by the Compensation Committee of the functions of the following committees, the 1997 Stock Option Committee, the 2001 Employee Stock Option Plan Committee and the 2001 General Stock Option Plan Committee did not meet but acted by unanimous written consent six, three and one times, respectively. Prior to October 5, 2001, members of each of the 1997 Stock Option Committee, the 2001 Employee Stock Option Plan Committee and the 2001

    General Stock Option Plan Committee were Richard E. Hanlon (Chairman), Richard C. Marcus and Elizabeth A. VanStory.

  •
  The Governance and Nominating Committee is charged with the development of corporate governance guidelines for Michaels and with advising the Board with respect to corporate governance practices generally. In addition, the Governance and Nominating Committee considers and recommends to the Board nominees for election to the Board. Committee members are Richard E. Hanlon (Chairman), Richard C. Marcus and Elizabeth A. VanStory. During fiscal year 2001, the Governance and Nominating Committee met once.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

        The following table sets forth information as of April 26, 2002 regarding the beneficial ownership of common stock by each person known by Michaels to own five percent or more of the outstanding shares of common stock, each director of Michaels, each Named Executive (as defined in "Management Compensation—Summary Compensation Table" herein), and the directors and executive officers of Michaels as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. The percentage of beneficial ownership is calculated based on 66,279,212 shares of common stock outstanding as of April 26, 2002.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Charles J. Wyly, Jr.	1,467,988	(2)	2.2%
Sam Wyly	1,386,792	(3)	2.1%
Richard E. Hanlon	140,200	(4)	*
Richard C. Marcus	120,000	(5)	*
Liz Minyard	17,500	(6)	*
Elizabeth A. VanStory	110,000	(7)	*
R. Michael Rouleau	466,518	(8)	*
Bryan M. DeCordova	1,950	(9)	*
Edward F. Sadler	79,166	(10)	*
Douglas B. Sullivan	18,666	(11)	*
James F. Tucker	37,645	(12)	*
First Pacific Advisors, Inc. 11400 West Olympic Boulevard, Suite 1200 Los Angeles, California 90064	4,324,900	(13)	6.5%
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	8,970,000	(14)	13.5%
SMALLCAP World Fund, Inc. 333 South Hope Street Los Angeles, California 90071	3,830,000	(15)	5.8%
All current directors and executive officers as a group (18 persons)	3,978,549	(16)	5.8%

*
Less than one percent.

(1)
Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of April 26, 2002 by the person indicated and shares underlying options owned by such person on April 26, 2002 that are exercisable within 60 days of that date. Persons holding shares of common stock pursuant to the Michaels Stores, Inc. Employees 401(k) Plan, as amended and restated, have sole voting power and investment power with respect to such shares. The number of shares shown reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on November 12, 2001.

(2)
Includes 135,000 shares under options; 400,000 shares under options held by Stargate, Ltd. (a limited partnership, the general partner of which is a trust of which Mr. Wyly is one of the trustees); 160,000 shares held of record by Stargate, Ltd.; and 772,988 shares held of record by family trusts of which Mr. Wyly is the trustee.

(3)
Includes 1,035,000 shares under options; 200,000 shares held of record by Tallulah, Ltd. (a limited partnership of which Mr. Wyly is a general partner); 149,572 shares held of record by family trusts of which Mr. Wyly is the trustee; and 2,220 shares held by Mr. Wyly's spouse.

(4)
Includes 135,000 shares under options.

(5)
Includes 115,000 shares under options.

(6)
Includes 17,500 shares under options.

(7)
Includes 110,000 shares under options.

(8)
Includes 399,999 shares under options and 6,329 shares owned pursuant to our 401(k) Plan.

(9)
Includes 1,853 shares owned pursuant to our 401(k) Plan.

(10)
Includes 79,166 shares under options.

(11)
Includes 16,666 shares under options.

(12)
Includes 16,666 shares under options; 2,330 shares owned pursuant to our 401(k) Plan; and 14,000 shares which Mr. Tucker owns jointly with his spouse.

(13)
Based on a Schedule 13G filed with the Securities and Exchange Commission, dated January 13, 2002, First Pacific Advisors, Inc., a registered investment adviser, shares the power to dispose or to direct the disposition of 4,324,900 shares of common stock and shares the power to vote or to direct the vote of 1,899,700 shares of common stock.

(14)
Based on a Schedule 13G filed with the Securities and Exchange Commission, dated February 11, 2002, Capital Research and Management Company, a registered investment adviser, has the sole power to dispose or direct the disposition of 8,970,000 shares of common stock, but has no power to vote or direct the vote of such shares.

(15)
Based on a Schedule 13G filed with the Securities and Exchange Commission, dated February 11, 2002, SMALLCAP World Fund, Inc., an investment company, has the sole power to vote or direct the vote of 3,830,000 shares of common stock, but has no power to dispose or direct the disposition of such shares.

(16)
Includes 123,498 shares under options and 1,829 shares owned pursuant to our 401(k) Plan held by seven executive officers not named in the table.

MANAGEMENT COMPENSATION

Summary Compensation Table

        The following table sets forth certain information regarding compensation paid or accrued by Michaels to our Chief Executive Officer and each of our four other most highly compensated executive officers, employed by Michaels at the end of the fiscal year, based on salary and bonus earned during fiscal 2001 (the "Named Executives").

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)		Bonus($)	Other Annual Compensation($)	Securities Underlying Options/ SARs(#)(1)	All Other Compensation($)
R. Michael Rouleau President and Chief Executive Officer	2001 2000 1999	670,193 632,308 531,924		390,000 267,500 309,004	6,711(2) 18,144(2) 7,072(2)	200,000 200,000 200,000	59,632(3) 67,735(3) 45,331(3)
Douglas B. Sullivan Executive Vice President—Development	2001 2000 1999	299,988 300,290 299,988		149,994 120,000 150,000	— — —	50,000 50,000 50,000	32,391(4) 32,959(4) 34,478(4)
Edward F. Sadler Executive Vice President—Store Operations	2001 2000 1999	283,885 275,000 74,039	(7)	123,750 110,000 62,404	7,798(5) 28,000(5) 44,719(5)	50,000 37,500 100,000	17,434(6) 89,065(6) 107,822(6)
James F. Tucker Executive Vice President—Chief Information Officer	2001 2000 1999	258,077 248,462 238,731		125,000 96,000 115,875	— — —	50,000 50,000 50,000	12,128(8) 12,135(8) 7,827(8)
Bryan M. DeCordova Executive Vice President—Chief Financial Officer	2001 2000 1999	256,154 237,692 223,462		120,000 90,000 107,500	— — —	50,000 50,000 50,000	11,928(9) 11,898(9) 7,237(9)

(1)
Options to acquire shares of common stock. The number of options included for fiscal 1999, 2000 and 2001 have been adjusted to retroactively reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on November 12, 2001.

(2)
Income taxes paid by Michaels in each of fiscal 2001, 2000 and 1999.

(3)
The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $39,526, $39,516 and $21,831 in fiscal 2001, 2000 and 1999, respectively, (ii) annual matching contributions paid by Michaels for Mr. Rouleau's account pursuant to our Deferred Compensation Plan in the amount of $15,075, $23,039 and $18,500 in fiscal 2001, 2000 and 1999, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Rouleau's account pursuant to our 401(k) Plan in the amount of $5,031, $5,180 and $5,000 in fiscal 2001, 2000 and 1999, respectively.

(4)
The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $19,792, $19,460 and $21,870 in fiscal 2001, 2000 and 1999, respectively, (ii) annual matching contributions paid by Michaels for Mr. Sullivan's account pursuant to our Deferred Compensation Plan in the amount of $8,953, $9,113 and $7,608 in fiscal 2001, 2000 and 1999, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Sullivan's account pursuant to our 401(k) Plan in the amount of $3,646, $4,386 and $5,000 in fiscal 2001, 2000 and 1999, respectively.

(5)
Income taxes paid by Michaels on taxable relocation expenses.

(6)
The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $7,268 and $7,244 in fiscal 2001 and 2000, respectively, (ii) annual matching contributions paid by Michaels for Mr. Sadler's account pursuant to our Deferred Compensation Plan in the amount of $5,015 and $7,754, respectively, in fiscal 2001 and 2000, (iii) annual matching contributions paid by Michaels for Mr. Sadler's account pursuant to our 401(k) Plan in the amount of $5,151 and $1,714 in fiscal 2001 and 2000, respectively, and (iv) relocation expenses paid for by Michaels in the amount of $72,353 and $107,822 in fiscal 2000 and 1999, respectively.

(7)
Mr. Sadler joined Michaels on October 28, 1999.

(8)
The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $2,946, $2,943 and $981 in fiscal 2001, 2000 and 1999, respectively, (ii) annual matching contributions paid by Michaels for Mr. Tucker's account pursuant to our Deferred Compensation Plan in the amount of $4,294, $4,008 and $1,846 in fiscal 2001, 2000 and 1999, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Tucker's account pursuant to our 401(k) Plan in the amount of $4,888, $5,184 and $5,000 in fiscal 2001, 2000 and 1999, respectively.

(9)
The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $1,543, $1,542 and $514 in fiscal 2001, 2000 and 1999, respectively, (ii) annual matching contributions paid by Michaels for Mr. DeCordova's account pursuant to our Deferred Compensation Plan in the amount of $5,868, $5,672 and $2,711 in fiscal 2001, 2000 and 1999, respectively, and (iii) annual matching contributions paid by Michaels for Mr. DeCordova's account pursuant to our 401(k) Plan in the amount of $4,517, $4,684 and $4,012 in fiscal 2001, 2000 and 1999, respectively.

Option Grants During Fiscal 2001

        The following table provides information related to options granted to the Named Executives during fiscal 2001.

Individual Grants
	Number of Securities Underlying Options/SARs Granted(#)(2)	% of Total Options/SARs Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
			Exercise or Base Price ($/Sh)(3)
				Expiration Date
Name					5%($)	10%($)
R. Michael Rouleau	200,000	7.17	20.985	07/30/06	1,159,554	2,562,310
Douglas B. Sullivan	50,000	1.79	20.985	07/30/06	289,888	640,578
Edward F. Sadler	50,000	1.79	20.985	07/30/06	289,888	640,578
James F. Tucker	50,000	1.79	20.985	07/30/06	289,888	640,578
Bryan M. DeCordova	50,000	1.79	20.985	07/30/06	289,888	640,578

(1)
The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our common stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by Michaels to forecast possible future appreciation of the price of our common stock.

(2)
Options to acquire shares of common stock. Stock options will become exercisable with respect to 1/3 of the shares covered thereby on each of July 31, 2002, July 31, 2003 and July 31, 2004. The number of shares has been adjusted to retroactively reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on November 12, 2001.

(3)
The option exercise price may be paid in shares of common stock owned by the Named Executives, in cash, or in any other form of valid consideration or a combination of any of the foregoing, in some cases as determined by the Board of Directors or the committee of the Board of Directors that administers the plan under which the options were granted in their discretion. The exercise price of each option was equal to the fair market value of the common stock on the date of grant.

Option Exercises During Fiscal 2001 and Fiscal Year-End Option Values

        The following table provides information related to options exercised by the Named Executives during fiscal 2001 and the number and value of options held at fiscal year-end. Michaels does not have any outstanding stock appreciation rights.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#)(1)
					Value of Unexercised In-the-Money Options/SARs at Fiscal Year End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Michael Rouleau	—	—	399,999	400,001	7,528,651	5,960,849
Douglas B. Sullivan	50,000	382,500	49,999	100,001	905,651	1,490,224
Edward F. Sadler	—	—	79,166	108,334	1,373,714	1,637,344
James F. Tucker	83,332	679,155	16,666	100,002	231,741	1,490,245
Bryan M. DeCordova	—	—	99,999	100,001	1,882,151	1,490,224

(1)
The number of shares has been adjusted to retroactively reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on November 12, 2001.

(2)
The closing price for our common stock as reported on the New York Stock Exchange on February 1, 2002, the last trading day of fiscal 2001, was $34.78. Value is calculated on the basis of the difference between the option exercise price and $34.78 multiplied by the number of shares of common stock underlying the option.

(3)
Value realized is calculated based on the difference between the aggregate exercise price of the options exercised and the aggregate market value of the shares of common stock acquired on the date of exercise.

Compensation of Directors

        Effective July 26, 2001, Michaels paid Charles J. Wyly, Jr. $37,500 per month for serving as Chairman of the Board and Sam Wyly $18,750 per month for serving as Vice Chairman of the Board. Prior to July 26, 2001, Sam Wyly was paid $37,500 per month for serving as Chairman of the Board and Charles J. Wyly, Jr. was paid $18,750 per month for serving as Vice Chairman of the Board.

        Messrs. Hanlon and Marcus and Mmes. Minyard and VanStory each receive an annual fee of $24,000 as members of the Board and a fee of $1,000 for attendance at each regular or special Board meeting. Messrs. Hanlon and Marcus and Ms. VanStory each receive a fee of $1,000 for attendance at each meeting of the Audit Committee.

Employment, Severance and Change of Control Agreements

        In March 2001, Michaels entered into a new employment agreement with R. Michael Rouleau, the President and Chief Executive Officer of Michaels. The employment agreement is for a term expiring on January 31, 2006 with provisions for annual automatic one-year extensions unless Michaels gives notice of non-extension 120 days prior to any expiration date. Under the employment agreement, Mr. Rouleau is entitled to receive an annual base salary of $675,000, or such higher amount as the Board of Directors or Compensation Committee shall determine, and standard executive officer benefits. Additionally, he is allowed to participate in a bonus plan in any year in which a bonus plan is established. For fiscal 2001, Mr. Rouleau received a bonus of $390,000 pursuant to a bonus plan based upon the attainment by Michaels of certain performance goals. Upon a change of control of Michaels or if Michaels terminates Mr. Rouleau's employment (other than for cause) prior to the expiration of the employment agreement, Mr. Rouleau is entitled to continue to receive his base salary and other benefits until January 31, 2006. If Mr. Rouleau's employment is terminated for any reason, at any time, all unvested options then held by him will immediately become fully exercisable and Mr. Rouleau will be entitled to the value of any unvested interest he may have in our 401(k) Plan.

        Michaels has an agreement with Douglas B. Sullivan, an executive officer of Michaels, which provides for his employment by Michaels to age 65 upon a change of control of Michaels for a salary not less than his annual salary immediately preceding the change of control and allows him to participate in bonuses with other key management personnel of Michaels. This agreement (i) is currently for a term expiring on April 5, 2005 with provisions for annual automatic one-year extensions unless Michaels gives notice of non-extension six months prior to any extension date and, upon a change of control, an additional extension of twelve months and (ii) requires Michaels to pay to Mr. Sullivan, if his employment is terminated on or prior to his 65th birthday and within one year of a change of control, a sum equal to his salary and bonus during the twelve-month period immediately preceding termination.

Compensation and Stock Option Committee Interlocks and Insider Participation

        During fiscal year 2001, Richard E. Hanlon, Richard C. Marcus and Elizabeth A. VanStory served as members of the Compensation Committee, and none of them were or have been employees of Michaels.

REPORT OF THE COMPENSATION COMMITTEE

What is our compensation philosophy?

        The objectives of our executive compensation program are to:

  •
  attract and retain highly qualified and productive people;

  •
  motivate employees to high levels of performance;

  •
  differentiate individual pay based on performance;

  •
  ensure external competitiveness and internal equity; and

  •
  align company, employee and stockholder interests.

        We do not believe in "bargain rate" executive compensation. Instead, we believe that outstanding executives should be compensated generously, both in cash compensation in amounts sufficient to preempt other opportunities for such executives and in stock option awards which align such executives' interests with the interests of the stockholders and stimulate focus on long-term stockholder value enhancement.

How is compensation determined?

        In determining base pay, the Compensation Committee considers an individual's experience and prior performance as well as our operating performance and the attainment of planned financial and strategic initiatives. The experience, performance and attainment of initiatives are evaluated by the Compensation Committee on a subjective basis and no particular weight is given to any particular factor.

        In determining executive bonuses, the Compensation Committee provides financial incentives to those members of management who can make an important contribution to our success by tying the bonuses to the attainment of certain financial objectives which may be different from individual to individual. Each participating executive is entitled to a bonus equal to a certain percentage of that executive's salary based upon the attainment of such objectives.

        In determining compensation through stock option awards, the committee of the Board administering each of our stock option plans (or the Board as a whole) makes discretionary grants, based upon the level of responsibility and performance of the individual grantee.

How are our incentive compensation programs used to focus management on increasing stockholder value?

        We maintain stock option plans for our executive officers, directors and key employees. We believe that the grant of options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return. The grant of options also allows executives to develop and maintain a long-term ownership position in our common stock.

How have we responded to the IRS limits on deductibility of compensation?

        Options granted under our 1997 Stock Option Plan and 2001 General Stock Option Plan are intended to meet the performance based compensation exception to the annual $1,000,000 limitation on the tax deduction we may claim for compensation of certain executives. However, our executive bonus program does not meet the exception to the IRS deduction limitation.

How is the CEO compensated?

        As our Chief Executive Officer, Mr. Rouleau received a base salary of $670,193 during fiscal year 2001. Mr. Rouleau's incentive compensation for fiscal year 2001, in the form of a bonus, was based upon the attainment of specified financial objectives. With respect to fiscal year 2001, Mr. Rouleau received $390,000 in a cash bonus. Mr. Rouleau also received stock options for 200,000 shares of common stock.

How are the other executive officers compensated?

        Our other executive officers usually receive base salaries, annual cash bonuses, long-term incentive compensation in the form of stock options and various benefits. As described above, the Compensation Committee annually reviews the compensation for our executive officers and determines the compensation for each executive based upon the executive's performance, our attainment of certain financial and strategic objectives and other factors. The Compensation Committee, in administering the 1997 Stock Option Plan and the 2001 General Stock Option Plan, also evaluates the executive officers' performance in determining whether to grant any stock options to the executives.

        This report is submitted by the members of the Compensation Committee, which, since October 5, 2001, has performed the additional duties of administering the 1997 Stock Option Plan, the 2001 Employee Stock Option Plan and the 2001 General Stock Option Plan:

                      Compensation Committee
                      Richard E. Hanlon
                      Richard C. Marcus
                      Elizabeth A. VanStory

STOCK PERFORMANCE CHART

        The following chart compares the yearly changes in the total stockholder return on our common stock against two other measures of performance. The comparison is on a cumulative basis for our last five fiscal years. The two other performance measures are the Dow Jones US Total Market Index (previously known as the Dow Jones Equity Market Index) and the Dow Jones Retail—Other Specialty Index. In each case, we assumed an initial investment of $100 on January 31, 1997. Dates on the following chart represent the last trading day of the indicated fiscal year. We paid no dividends during such five-year period.

STOCK PERFORMANCE
Comparison of Five Fiscal Year Total Return

Dow Jones Equity Market Index			Dow Jones Retailers—Other Specialty				Michaels
01/31/92	98.94		01/31/92	99.24		1991	01/31/92	10.06
01/29/93	109.57		01/29/93	126.68		1992	01/29/93	16.88
01/28/94	122.33		01/28/94	132.43		1993	01/28/94	16.63
01/27/95	122.27	0.00	01/27/95	130.22	0.00	1994	01/27/95	17.50	0.00
01/26/96	164.46	0.00	01/26/96	128.91	0.00	1995	01/26/96	6.38	0.00
01/31/97	210.91	100.00	01/31/97	161.33	100.00	1996	01/31/97	6.56	100.00
01/30/98	264.33	125.33	01/30/98	200.82	124.48	1997	01/30/98	15.38	234.29
01/29/99	340.77	161.57	01/29/99	315.48	195.55	1998	01/29/99	9.38	142.86
01/29/00	378.08	179.26	01/29/00	336.00	208.27	1999	01/28/00	13.50	205.71
02/02/01	373.25	176.97	02/02/01	298.47	185.01	2000	02/02/01	19.50	297.14
02/01/02	314.45	149.09	02/01/02	350.99	217.56	2001	02/01/02	34.78	529.98

INDEPENDENT AUDITORS

        We have engaged Ernst & Young LLP as independent auditors to audit and report to our stockholders on our financial statements for fiscal 2002. During fiscal 2001, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

FISCAL 2001 INDEPENDENT AUDITORS' FEES

Audit Fees

        We paid Ernst & Young LLP $448,000 in aggregate fees for the audit of our fiscal 2001 annual financial statements and reviews of our financial statements included in our reports on Form 10-Q for that year.

Financial Information Systems Design and Implementation Fees

        We did not pay any fees to Ernst & Young LLP for professional services rendered in fiscal 2001 with respect to financial information systems design and implementation.

All Other Fees

        We paid Ernst & Young LLP $339,000 in aggregate fees for all other services rendered by it during fiscal year 2001, including audit-related services of $175,000 and non-audit-related services of $164,000. Audit-related services generally include fees for pension and statutory audits and registration statements filed with the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

        The Audit Committee Charter requires our Audit Committee to undertake a variety of activities designed to assist our Board in fulfilling its oversight role regarding our auditors' independence, our financial reporting process, our systems of internal control and our compliance with applicable laws, rules and regulations. The Charter also makes it clear that the independent auditors are ultimately accountable to the Board and the Audit Committee, not management.

        The internal accountants of Michaels prepare its consolidated financial statements and Michaels' independent auditors are responsible for auditing those financial statements. The Audit Committee monitors and reviews the financial reporting processes implemented by management, but does not conduct any auditing or accounting reviews. The members of the Audit Committee are not employees of Michaels and do not represent themselves as experts in the field of accounting or auditing. Instead, the Audit Committee relies, without independent verification, on management's representation that the financial statements have been prepared in conformity with generally accepted accounting principles and on the representations of our independent auditors included in their report on our financial statements. The Audit Committee's oversight does not provide them with an independent basis for determining whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's discussions with management and its auditors do not insure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards or that the independent accountants are in fact "independent."

        The Audit Committee is currently composed of three outside directors who are not officers or employees of Michaels. All members of the Audit Committee are independent as defined by the listing standards of the New York Stock Exchange.

        The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP, our independent auditors, the audited financial statements of Michaels contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2002. The Audit Committee has also discussed with our independent auditors the matters required to be discussed pursuant to SAS No. 61 and SAS No. 90 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

        The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with Ernst & Young LLP their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2002, as filed with the Securities and Exchange Commission.

        The Audit Committee considered whether, and concluded that, the provision by Ernst & Young LLP of the services referred to under "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

        This report is submitted by the members of the Audit Committee of the Board of Directors:

                      Audit Committee
                      Richard C. Marcus
                      Richard E. Hanlon
                      Elizabeth A. VanStory

CERTAIN TRANSACTIONS

        In fiscal 2001, we paid $235,000 in salary to Donald R. Miller, Jr., Vice President—Market Development of Michaels. Mr. Miller also earned (i) a bonus of $82,250, (ii) $19,799 for personal use of a company-owned automobile, and (iii) $5,383 for other employee benefits. Mr. Miller is the son-in-law of Charles J. Wyly, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2001, we believe that our officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements.

OTHER MATTERS

        We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

ANNUAL REPORT

        The Annual Report to Stockholders of Michaels, including financial statements for the fiscal year ended February 2, 2002, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

FORM 10-K

        Copies of our Annual Report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission are available, without charge, upon written request to Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063, Attention: Investor Relations Department. Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover our expenses in furnishing the exhibits.

STOCKHOLDER PROPOSALS

        To be considered for inclusion in our proxy statement for our 2003 annual meeting of stockholders, proposals of stockholders must be in writing and received by us no later than January 7, 2003. To be presented at the 2003 annual meeting of stockholders without inclusion in our proxy statement for such meeting, proposals of stockholders must be in writing and received by us no later than March 1, 2003. Such proposals should be mailed to Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566 and directed to the Secretary of Michaels.

                      By Order of the Board of Directors,

                                MARK V. BEASLEY
                                            Secretary

Irving, Texas
May 6, 2002

Proxy—Michaels Stores, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
JUNE 20, 2002

The undersigned hereby appoints Bryan M. DeCordova and Mark V. Beasley, each with power to act without the other and with full power of substitution, as proxies to vote, as designated below, all stock of Michaels Stores, Inc. owned by the undersigned at the 2002 Annual Meeting of Stockholders to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas on Thursday, June 20, 2002, at 10:30 a.m. central daylight savings time, or any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES NAMED AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on reverse side)

Michaels Stores, Inc.

Use a black pen. Mark with an X inside the grey areas as shown in this example.	☒	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors

1.
THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

	For	Withhold		For	Withhold
01—Charles J. Wyly, Jr.	☐	☐	04—Richard C. Marcus	☐	☐
02—Sam Wyly	☐	☐	05—Liz Minyard	☐	☐
03—Richard E. Hanlon	☐	☐	06—Elizabeth A. VanStory	☐	☐

2.	In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

B. Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon and mail promptly this proxy in the enclosed envelope. Joint owners should each sign. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (dd/mm/yyyy)